 Exhibit 10.10

LOAN AGREEMENT

Wells Fargo Bank, N.A.
4 Corporate Drive
Shelton, Connecticut  06484
(Hereinafter referred to as the "Bank")

Acme United Corporation
60 Round Hill Road
Fairfield, Connecticut 06824
(Hereinafter referred to as "Borrower")

This Loan Agreement ("Agreement") is entered into as of February 18, 2011, by and between Bank and Borrower.

This Agreement amends and restates in its entirety that certain Revolving Loan and Security Agreement by and between Borrower and Bank, as successor in interest by merger to Wachovia Bank, N.A., dated August 2, 2002, and applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes dated of even date herewith or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents.  The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS.  Borrower represents that from the date of this Agreement and until final payment in full of the Obligations:  Accurate Information.  All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects.  Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents.  Authorization; Non-Contravention.  The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor.  Asset Ownership.  Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens").  To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen.  Discharge of Liens and Taxes.  Borrower has duly filed, paid and/or discharged all taxes or other claims that may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained.  Sufficiency of Capital.  Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. § 101, as in effect from time to time.  Compliance with Laws.  Borrower and any subsidiary and affiliate of Borrower and any guarantor are in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. None of Borrower, or any subsidiary or affiliate of Borrower or any guarantor is a Sanctioned Person or has any of its assets in a Sanctioned Country or does business in or with, or derives any of its operating income from investments in or transactions with, Sanctioned Persons or Sanctioned Countries in violation of economic sanctions administered by OFAC.  The proceeds from the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country. “OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control. “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/enforcement/ofac/programs/index.shtml, or as otherwise published from time to time.  “Sanctioned Person” means (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/enforcement/ofac/sdn/index.shtml, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country to the extent subject to a sanctions program administered by OFAC.  Organization and Authority.  Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted.  Each corporation, partnership or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor.  No Litigation.  There are no material pending or threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing, and approved by Bank.   Indemnity. Borrower will indemnify Bank and its affiliates from and against any losses, liabilities, claims, damages, penalties or fines imposed upon, asserted or assessed against or incurred by Bank arising out of the inaccuracy or breach of any of the representations contained in this Agreement or any other Loan Documents.

AFFIRMATIVE COVENANTS.  Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will:  Access to Books and Records.  Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank, at Borrower’s expense, to inspect, audit and examine the same and to make extracts therefrom and to make copies thereof.  Business Continuity.  Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted.  Compliance with Other Agreements.  Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreements, if applicable, as defined in 11 U.S.C. § 101, as in effect from time to time.  Estoppel Certificates.  Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations.  Insurance.  Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require.  Maintain Properties.  Maintain, preserve and keep its property in good repair, working order and condition, making all replacements, additions and improvements thereto necessary for the proper conduct of its business, unless prohibited by the Loan Documents.  Non-Default Certificate From Borrower.  Deliver to Bank, with the Financial Statements required below, a certificate signed by a principal financial officer of Borrower, in the form attached hereto as Exhibit A, warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and demonstrating Borrower’s compliance with the financial covenants contained herein.  Notice of Default and Other Notices.  (a) Notice of Default.  Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto.  (b) Other Notices.  Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure.  Other Financial Information.  Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request.  Payment of Debts.  Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes.  Reports and Proxies.  With the exception of  financial statements, reports, notices and proxy statements posted on EDGAR, deliver to Bank, promptly, a copy of all other financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all other regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS.  Borrower and each guarantor agree that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower and each guarantor will not:   Change in Fiscal Year.  Change its fiscal year.  Change of Control.  Make or suffer a change of ownership that effectively changes control of Borrower from current ownership.   Default on Other Contracts or Obligations.  Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed.  Guarantees.  Guarantee or otherwise become responsible for obligations of any other person or entity, without the written consent of the Bank. Government Intervention.  Permit the assertion or making of any seizure, vesting or intervention by or under authority of any governmental entity, as a result of which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired.  Judgment Entered.  Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower or any guarantor, in an amount in excess of $175,000.00, that is not discharged or execution is not stayed within 60 days of entry.  Limitation on Debt.  Directly or indirectly, create, incur, assume or become liable for, any debt, contingent or direct, other than the indebtedness evidenced by the Note and the Permitted Debt shown on Exhibit B attached hereto and made a part hereof.  Encumbrances.  Except as previously disclosed to Bank, create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than Permitted Liens shown on Exhibit B attached hereto and made a part hereof.  Loans and Advances.  During any fiscal year, make loans or advances, excepting loans and advances to any subsidiary, suppliers or vendors in the ordinary course of business, and ordinary course of business travel and expense advances, to any person or entity.

ANNUAL FINANCIAL STATEMENTS.  Borrower shall deliver to Bank, within ninety (90) days after the end of each fiscal year, a detailed audited financial report of Borrower and its subsidiaries containing a consolidated and consolidating balance sheet at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period, setting forth in comparative form the figures for the preceding fiscal year, together with all supporting schedules and footnotes, and containing an audit opinion of independent certified public accountants acceptable to Bank that the financial statements were prepared in accordance with GAAP.  Borrower shall obtain such written acknowledgments from Borrower's independent certified public accountants as Bank may require permitting Bank to rely on such annual financial statements.  In addition, promptly upon receipt, one copy of each written report submitted to Borrower by independent accountants for any other annual, quarterly or special audit will be provided to Bank.

PERIODIC FINANCIAL STATEMENTS.  Borrower shall deliver to Bank, within forty-five (45) days after the end of each quarter, a consolidated and consolidating balance sheet of Borrower and its subsidiaries at the end of that period and a consolidated and consolidating income statement and statement of cash flows for that period (and for the portion of the fiscal year ending with such period), together with all supporting schedules, setting forth in comparative form the figures for the same period of the preceding fiscal year, and certified by the chief financial officer of Borrower as true and correct and fairly representing the financial condition of Borrower and its subsidiaries and that such statements are prepared in accordance with GAAP, except without footnotes and subject to normal year-end audit adjustments.

FINANCIAL COVENANTS.  Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, using the financial information for Borrower, its subsidiaries, affiliates and its holding or parent company, as applicable:

Deposit Relationship.  Borrower shall maintain its primary depository account and cash management account with Bank.

Tangible Net Worth.   Borrower on a consolidated basis shall, at all times, maintain a Tangible Net Worth of not less than $18,000,000.00.  "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with GAAP applied on a consistent basis.  "Tangible Net Worth" shall mean the  total assets minus Total Liabilities.  For purposes of this computation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, prepaid pension costs and brand names, shall be subtracted from total assets.  This covenant shall be tested quarterly.

Total Liabilities to Tangible Net Worth Ratio.  Borrower, on a consolidated basis,  shall, at all times, maintain a ratio of Total Liabilities divided by Tangible Net Worth of not more than 1.75 to 1.00.  "Total Liabilities" shall mean all liabilities of Borrower, including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet of Borrower, in accordance with GAAP applied on a consistent basis.  "Tangible Net Worth" shall mean the  total assets minus Total Liabilities.  For purposes of this calculation, the aggregate amount of any intangible assets of Borrower including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, prepaid pension costs and brand names, shall be subtracted from total assets.  This covenant shall be tested quarterly.

Fixed Charge Coverage Ratio.  Borrower, on a consolidated basis, shall maintain a Fixed Charge Coverage Ratio of not less than 2.0 to 1.0, to be calculated at the end of each fiscal quarter on a rolling four quarter basis.  “Fixed Charge Coverage Ratio” shall mean the sum of earnings before interest, taxes, depreciation and amortization, less Unfinanced Capital Expenditures, dividends, and funds used for stock repurchases, divided by the sum of interest expense plus current maturities of long-term debt paid during the prior four quarters.  “Unfinanced Capital Expenditures” shall mean increases in fixed assets over a rolling four quarter basis, less financing associated with the purchase of such fixed assets.

CONDITIONS PRECEDENT.  The obligations of Bank to make the loan and any advances pursuant to this Agreement are subject to the following conditions precedent: Additional Documents.  Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request.

CONNECTICUT PREJUDGMENT REMEDY WAIVER.  BORROWER ACKNOWLEDGES THAT THE TRANSACTIONS REPRESENTED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE OF AND HEARING ON PREJUDGMENT REMEDIES UNDER CHAPTER 903A OF THE CONNECTICUT GENERAL STATUTES OR OTHER STATUTES AFFECTING PREJUDGMENT REMEDIES, AND AUTHORIZES THE BANK'S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be duly executed under seal.

ACME UNITED CORPORATION

By:
Walter C. Johnsen
	Its:	Chairman of the Board and Chief Executive Officer
Duly Authorized

WELLS FARGO BANK, N.A.

By:
John Mulvey, Senior Vice President

EXHIBIT A

NON-DEFAULT CERTIFICATE

In accordance with the terms of the Loan Documents dated February 18, 2011 by and between Wells Fargo Bank, N. A. and Acme United Corporation (“Borrower”), I hereby certify that:

1.	I am a principal financial officer of Borrower;

2.	The enclosed financial statements are prepared in accordance with generally accepted accounting principles;

3.	No Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred.

4.
Borrower is in compliance with the Financial Covenant(s) set forth in the Loan Documents, as demonstrated by the calculations contained in the Covenant Compliance Certificate attached hereto as Schedule 1.

_______________________________
Walter C. Johnsen
Its: Chairman of the Board and Chief Executive Officer
Duly Authorized

SCHEDULE 1

COVENANT COMPLIANCE CERTIFICATE

Borrower Name: Acme United Corporation

For the fiscal ________________________ ended ____________________

ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN IN THE LOAN DOCUMENTS.

COVENANT	ACTUAL	REQUIRED

Fixed Charge Coverage Ratio		not less than 2.00 to 1.00

Compliance? Yes No

Total Liabilities to Tangible Net Worth		not more than 1.75 to 1.00

Compliance? Yes No

Tangible Net Worth		Not less than $18,000,000.00

Compliance? Yes No

Exhibit B

Permitted Debt

1. Debt of any subsidiary to or from Borrower or another subsidiary.

2. Debt associated with equipment leases and real property leases previously disclosed to Bank.

Permitted Liens

1. Liens securing Permitted Debt.